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                                                                   EXHIBIT 10(G)

                                     Date:

Olin Corporation 120 Long Ridge Road Stamford, CT 06904

Attention: Secretary

  In accordance with the resolution regarding Directors' deferred compensation adopted by the Board of Directors of Olin Corporation ("Olin") at the March 31, 1977 meeting, as amended by the Board on February 26, 1981, I hereby elect to defer of my Director's annual fee and attendance fees as provided in such resolution, such deferral to be effective as to all such fees accruing after the date hereof until termination by Olin or me of this election as to future fees.

  In connection with such deferral, you are instructed as follows:

  1. I wish to defer payment of all such fees until the following date ("deferral period"):

    [_] the earlier of my death or termination of my service as a Director of Olin.

    [_] the earlier of my death or

     _____________________________________________________________________ .

  2. I wish to have the amount so deferred, together with deferred interest credited thereon, paid on an annual basis:

    [_] over a period of     year following the deferral period;

    [_] over a period equal to one year for each year or part thereof I shall have served as an Olin Director when the deferral period ends.

  3. I wish to have the amount so deferred, together with such deferred interest, paid to me or in the event of my death to

     _____________________________________________________________________ .
                         (Named Beneficiary or Estate)

  No change in these instructions can be made unless it is made in a year prior to the year in which payment would otherwise commence, except that I can change any beneficiary designated in Item 3 by a notice in writing to the Secretary of Olin.

  I understand that if the deferral period ends in the first six months of a year, the first installment of deferred amounts will be paid on July 15 of that year and remaining installments on July 15 of each year thereafter; if such period ends in the last six months of a year, the first installment will be paid on January 15 of the following year and remaining installments on January 15 of each year thereafter.

                                           ____________________________________
                                                        Director